UNITED STATES
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SCHEDULE 14A
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ORBCOMM Inc.
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ORBCOMM Inc. issued the following press release on April 22, 2009.
GLASS LEWIS & CO. RECOMMENDS SHAREHOLDERS VOTE “FOR”
ORBCOMM BOARD’S NOMINEES
Fort Lee, NJ, April 22, 2009 – ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focused on two-way Machine-to-Machine (M2M) communications, today announced that Glass Lewis & Co., one of the leading independent proxy advisory firms, has published a report recommending that shareholders vote “FOR” both of the company’s nominees for ORBCOMM’s Board of Directors, Jerome Eisenberg and Marco Fuchs. In its report, Glass Lewis also noted several troubling facts regarding the dissident shareholder group led by Steven Chrust and Michael Miron and its proposed change in strategy.
In its report, published on April 22, 2009, Glass Lewis states “we do not believe that the Dissident has presented an adequate argument as to why its strategy would prove to be more valuable for the Company. Accordingly, we recommend that shareholders vote FOR all nominees on the WHITE card.” Additionally, Glass Lewis brought into question Mr. Miron’s conflict of interests “with respect to the potential fees to be paid in the event that the Company pursues a new capital raising transaction.“
The ORBCOMM Board’s nominees have extensive executive, financial and industry experience, and have been instrumental in developing ORBCOMM’s current strategy, which has positioned the company well to capitalize on long term industry trends. Each of the company’s nominees has a proven track record of developing and implementing the right strategy to ensure ORBCOMM’s financial goals are met.
ORBCOMM urges all shareholders to follow Glass Lewis’ recommendation to vote in favor of our nominees by signing and returning the WHITE proxy card.
ORBCOMM will hold its annual shareholder meeting on May 6, 2009, at 10:00 AM, Eastern Time, at the Hyatt Dulles, 2300 Dulles Corner Boulevard, Herndon, VA, 20171.
About ORBCOMM Inc.
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, General Electric, Hitachi Construction Machinery, Hyundai Heavy Industries, Komatsu Ltd., The Manitowoc Company, and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communications products and services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. The Company’s products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has a network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.
Forward-Looking Statements
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from the Asset Intelligence division of General Electric Company (“GE” or “General Electric” or “AI”), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our Automatic Identification System (“AIS”) business; the in-orbit satellite failure of the Coast Guard demonstration or the quick-launch satellites, satellite launch and construction delays and cost overruns and in-orbit satellite failures or reduced performance; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Investors:
Lucas Binder
VP, Business Development and Investor Relations
ORBCOMM Inc.
703-433-6505
binder.lucas@orbcomm.com
Media:
Jennifer Lattif
Senior Account Executive
The Abernathy MacGregor Group
212-371-5999
jcl@abmac.com
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